UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 12, 2008

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 12, 2008, the Board of Directors of Reliant Energy approved and adopted the Fourth Amended and Restated Bylaws of Reliant Energy (the "Amended and Restated Bylaws"). The following summarizes the amendments, which became effective November 12, 2008.
Article II, Section 11of the Amended and Restated Bylaws was amended to include additional information that a stockholder must provide in connection with a stockholder proposal intended to be brought before an annual meeting of stockholders:

• The name of each nominee holder for shares of Reliant Energy’s stock beneficially owned but not of record by the stockholder and the number of shares held by such nominee holder;
• Details of any derivative instrument or other financial instrument or transaction owned or entered into by or on behalf of the stockholder, or any other arrangement, to manage risk of stock price changes for, or to increase the voting power or economic interest of the stockholder with respect to Reliant Energy’s stock;
• A description of any anticipated benefit to the stockholder under all arrangements between the stockholder and any of its affiliates or associates or other persons in connection with the proposal of the business by the stockholder; and
• Any other information concerning the stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders, or that is otherwise required to be disclosed, under the rules and regulations of the United States Securities and Exchange Commission.

Article III, Section 4 of the Amended and Restated Bylaws was amended to include additional information that a stockholder must provide with a nomination of a person for election as a director of Reliant Energy.

As to the person nominated for election as director ("Nominee"):

• The business address and residence address of the Nominee;
• The name of each nominee holder of shares of Reliant Energy’s stock beneficially owned but not of record by the Nominee and the number of shares of stock held by each such nominee holder; and
• Details of any derivative instrument or other financial instrument or transaction owned or entered into by or on behalf of the Nominee, or any other arrangement, to manage risk of stock price changes for, or to increase the voting power or economic interest of the Nominee with respect to Reliant Energy’s stock.

As to the nominating stockholder ("Nominator"):

• The name of each nominee holder of shares of Reliant Energy’s stock beneficially owned but not of record by the Nominator and the number of shares of stock held by each such nominee holder;
• Details of any derivative instrument or other financial instrument or transaction owned or entered into by or on behalf of the Nominee, or any other arrangement, to manage risk of stock price changes for, or to increase the voting power or economic interest of the Nominee with respect to Reliant Energy’s stock; and
• A description of any material interest of the Nominator in such nomination, including any anticipated benefit to the Nominator, under all arrangements between the Nominator and each Nominee and any other persons pursuant to which the nomination(s) are to be made by the Nominator.
This description of the amendments contained in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of and should be read in conjunction with the Amended and Restated Bylaws, a copy of which is filed with this Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Fourth Amended and Restated Bylaws of Reliant Energy, Inc. (as amended as of November 12, 2008)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

November 17, 2008	By:	Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller

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Exhibit Index

Exhibit No.	Description

3.1	3.1 Fourth Amended and Restated Bylaws of Reliant Energy, Inc. (as amended as of November 12, 2008)